[TECHE HOLDING COMPANY LETTERHEAD]

                                  June 16, 2004

                                       FOR RELEASE AT 8:15 AM, CST June 16, 2004
                                                   For More Information Contact:
                                                               Patrick O. Little
                                                         Chairman, President/CEO
                                                           Teche Holding Company
                                                                  (337) 560-7151
                                                          Wayne McKinnon Gilmore
                                                                   President/CEO
                                                St. Landry Financial Corporation
                                                                  (337) 942-5748

   TECHE HOLDING COMPANY AND ST. LANDRY FINANCIAL CORPORATION MERGER APPROVED

     NEW IBERIA, LA AND OPELOUSAS, LA--Teche Holding Company (AMEX-TSH) and St. Landry Financial Corporation (OTC-SLAN) announced today that St. Landry Financial Corporation stockholders have approved, at a meeting held June 15, 2004, the merger of Teche Holding Company, parent company for Teche Federal Savings Bank, and St. Landry Financial Corporation, parent company for First Federal Savings and Loan Association of Opelousas. The Office of Thrift
Supervision approved the merger on June 1, 2004. Under the terms of the agreement First Federal Savings and Loan Association offices will become Teche Federal Savings Bank offices. The transaction is expected to be complete after close of business on July 2, 2004. The data conversion is expected to be complete by August 23, 2004.

     Patrick O. Little, Chairman, President/CEO, Teche Holding Company stated, " We look forward to the finalization of this merger and officially welcoming First Federal to our banking family. We continue to be excited with the opportunities our expanded presence will bring to shareholders, customers and employees. Teche Federal will welcome current First Federal customers and St. Landry Parish residents with Totally Free Checking, ATM's, Debit Cards, Free Internet Banking and Commercial Lending services. In addition our customers that live in St. Landry Parish will have the convenience of locations close to home."

     "We are pleased to join with Teche Federal. This will be an outstanding addition to our community. Our customers can look forward to nineteen locations in south Louisiana and utilizing the additional products and services that Teche offers," said Wayne Gilmore, President and CEO of St. Landry Financial Corporation.

     Under the agreement, all directors of St. Landry Financial Corporation will serve on the St. Landry Parish advisory board of Teche Holding Company. Mr. Wayne McKinnon Gilmore, current President and Chief Executive Officer of St. Landry Financial Corporation will become Chairman of the Advisory Board. The other Advisory Board members include, H. Kent Aguillard, Anna Lee Dunbar, Lynette Young Feucht, Patrick Fontenot, Simon Howard Fournier, Morgan J. Goudeau, III, H. Andrew Myers, Jr., Martin A. Roy, Jr., Randy Tomlinson, Marvin Schwartzenburg, Robert L. Wolfe, Jr., and J. Nilas Young.

     The combined company will have approximately $628 million in assets, $427 million in total loans, $400 million in total deposits and $57 million in shareholders' equity. The combined company will serve the eight-parish area of St. Landry, Lafayette, St. Mary, St. Martin, Iberia, East Baton Rouge, Terrebonne and Lafourche through a total of 19 branches.

     Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.